POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

The undersigned hereby constitutes and appoints each of Joseph A. LaSala, Esq.,
Kimberly C. Nuzum, Esq. and Laurie A. Cerveny, Esq. as her true and lawful attorneys- in-fact to:

1.  execute for and on behalf of the undersigned Forms 3, 4 and 5 relating to changes in the  undersigned's beneficial ownership of securities of Sapient
Corporation and any necessary amendments to such forms, in accordance with
Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "1934
Act") and the rules thereunder, and

2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or  desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such forms with the Securities and Exchange
Commission and any other governmental authority.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform every act necessary and proper in the exercise of any of the rights and powers herein granted, as fully as such attorneys-in-fact could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's liabilities under Section
16 of the 1934 Act.

This Power of Attorney shall replace any previous Powers of Attorney signed by the undersigned with respect to the matters covered above and shall remain in effect for so long as the undersigned is required to file reports under Section
16(a) of the 1934 Act with respect to securities of Sapient Corporation.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of October, 2013.

      /s/ Curtis R. Welling
      Curtis R. Welling